UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007
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SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 17, 2007, Sysco Corporation (“SYSCO”) entered into a stock repurchase plan with BNY Convergex Execution Solutions pursuant to which BNY Convergex Execution Solutions will repurchase on behalf of SYSCO up to three million (3,000,000) shares of SYSCO common stock pursuant to Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shares will be purchased pursuant to SYSCO’s previously announced share repurchase programs. Subject to certain conditions, the shares will be purchased during the period between December 17, 2007 and January 29, 2008, including during company “blackout” periods. Depending upon prevailing market conditions and other factors, there can be no assurance that any or all authorized shares will be purchased pursuant to the plan. Rule 10b5-1 provides certain defenses to actions under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder for transactions conducted pursuant to written trading plans that satisfy the conditions of the Rule. SYSCO’s Policy on Trading in Company Securities, which prohibits purchases by SYSCO of its securities during certain “blackout” periods, contains an exception for stock trading plans entered into pursuant to Rule 10b5-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: December 17, 2007	By: /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary